UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

Mexoro Minerals Ltd.
 (Exact name of registrant as specified in its charter)

Colorado	000-23561	84-1431797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 614 426 5505

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2009, Mexoro Minerals Ltd., a Colorado corporation (the “Company”), entered into private placement subscription agreements with certain U.S. accredited investors and certain Canadian and Non-U.S. investors for the private placement of up to a total of 9,000,000 unregistered shares of the Company’s common stock with 100% warrant coverage at a purchase price of $0.20 per unit. The warrants have an exercise price of $0.30 per share, a two-year term and will not be exercisable until twelve months after their date of issuance. On September 21, 2009, $500,000 of proceeds were released to the Company from escrow. Subject to the payment of certain fees and expenses, the remaining subscription proceeds will be held in escrow and released to the Company upon the filing of a registration statement with the Securities and Exchange Commission covering the resale of the shares and warrants shares issued in the private placement (the “Final Closing”). If the Company fails to file the registration statement by November 30, 2009, the remaining funds held in escrow will be returned to the investors.

In connection with the Company’s private placement to Canadian and non-U.S. investors, the Company has agreed to pay Andean Invest Limited, the Company’s exclusive placement agent, $150,000 at the Final Closing. The placement agent fee does not apply to the private placement to the U.S. investors.

The private placement subscription agreement with U.S. investors, the private placement subscription agreement with Canadian and Non-U.S. investors and the forms of warrants are attached hereto as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated herein by reference. The foregoing description of the private placement subscription agreements and forms of warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the private placement subscription agreements and forms of warrants attached hereto.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 21, 2009, Manuel Flores and Steven A. Sanders resigned from the Company’s board of directors (the “Board”). The resignations did not involve any disagreement on any matter relating to the Company’s operations, policies or practices. Effective upon his resignation, Mr. Flores entered into an employment agreement with the Company pursuant to which Mr. Flores will serve as an operations manager of the Company and will receive a monthly salary of $5,000. In addition, the Company accelerated the vesting of 241,667 shares of the Company’s common stock underlying Mr. Sanders’ outstanding options and extended the exercise date of all of his 350,000 options until the end of the ten year option term.

Upon the resignations of Mr. Flores and Mr. Sanders, the Company increased the size of its Board to four members and appointed George Young, John Clair and Mario Ayub to the Board. The appointments were a condition to the private placement transaction described above. George Young and John Clair were appointed to the Board effective immediately upon the resignations of Mr. Flores and Mr. Sanders, and effective October 7, 2009, Mario Ayub will be appointed to the Board.

In connection with the appointments, Messrs. Young, Clair and Ayub each entered into the Company’s standard form of Indemnification Agreement. Pursuant to these agreements, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Messrs. Young, Clair and Ayub to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.7 attached hereto and is incorporated by reference herein.

In addition, the Company has entered into an employment agreement with Mr. Young. Mr. Young will serve as Chief Operating Officer and will receive a monthly salary of $10,000. On September 21, 2009, the Company also granted Mr. Young options to purchase 1,000,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan and form of Nonqualified Stock Option Agreement. The options vest in four equal installments, with the first installment vesting on the six month anniversary of the grant date and the remaining installments vesting every six months thereafter. The options have an exercise price of $0.36 per share. The foregoing description is qualified in its entirety by the full text of the form of Nonqualified Stock Option Agreement, which is filed as Exhibit 10.8 attached hereto and is incorporated by reference herein.

Mr. Young, age 57, has served as the Chief Executive Officer and director of Fellows Energy Ltd., an early stage oil and gas company, since January 2004. Fellows Energy is a US reporting issuer trading on the over-the-counter bulletin board. Mr. Young previously served as Vice President and director of International Royalty Corporation from February 2005 to February 2008. International Royalty Corporation, a Canadian reporting issuer which trades on the Toronto Stock Exchange (“TSX”), is a company which acquires and creates natural resource royalties. Prior to that time, from January 2003 to January 2005, he served as President and director of MAG Silver Corp., a Canadian reporting issuer that trades on the TSX and the American Stock Exchange. MAG Silver is a silver exploration and emerging development company in Mexico. From October 2002 to July 2008, Mr. Young was a director of Palladon Ventures Ltd., a junior exploration and development company based in Salt Lake City, Utah, which trades on the TSX Venture Exchange in Canada. Mr. Young holds a Bachelor of Sciences degree from the University of Utah and a Juris Doctor from the University of Utah College of Law.

Mr. Clair, age 29, has been the President of Decerto Group, a private investment firm, since February 2009. From September 2004 to February 2009, Mr. Clair was employed as an investment advisor by Goldman Sachs, & Co. a reporting issuer trading on the New York Stock Exchange. From July 2002 to September 2004 he was a senior consulting associate with Cambridge Assocates LLC. Mr. Clair received his BA in Mathematics and Economics in May 2002 from Hamilton College in New York State.

Mr. Ayub, age 56, currently serves as President of MRT Investments Ltd. (“MRT”) since March 2004 and has served as the President of Minera Rio Tinto S.A. de C.V., a Mexican company, since 1994. Minera Rio Tinto S.A. de C.V. has a joint venture agreement with us to develop and mine our Cienguita project in Mexico. He is a former President of the Chihuahua Mining Association and of the National Miners Association of Mexico. He graduated in 1976 from the Universidad Iberoamericana in Mexico City with a degree in chemical engineering, and he has completed post-graduate studies in metallurgy at Comision de Fomento Minero and South Dakota University. Mr. Ayub has put seven mines into production over the past fifteen years. Mr. Ayub has previously served as a director of the Company from May 2004 to November 2008.

On September 21, 2009, we entered into a consulting agreement with Decerto Group, an entity affiliated with John Clair, pursuant to which we have agreed to pay Decerto Group $5,000 per month for consulting services. The Company has also granted a warrant to Decerto Group to purchase 1,000,000 shares of the Company’s common stock, with an exercise price equal to $0.36 per share. The warrant shares vest in two equal installments, with the first installment vesting on the six month anniversary of the date of the consulting agreement, and the second installment vesting on the one year anniversary of the date of the consulting agreement, contingent upon the Decerto Group continuing to provide consulting services to the Company on such dates.

On September 21, 2009, the Company also entered into a consulting agreement with MRT, an entity affiliated with Mario Ayub, pursuant to which the Company has agreed to pay MRT $5,000 per month for consulting services. Mario Ayub currently serves as the President of MRT. The Company has also granted a warrant to MRT to purchase 300,000 shares of our Company’s common stock, with an exercise price equal to $0.36 per share. The warrant shares vest in four equal installments, with the first installment vesting on the six month anniversary of the date of the consulting agreement, and the remaining installments vesting every six months thereafter, contingent upon MRT Investments Ltd. continuing to provide consulting services to the Company on such dates. In addition, for his service as a director, Mr. Ayub will receive an annual director’s fee of $60,000.

In addition to appointing Mr. Young as the Chief Operating Officer, the Company appointed Salil Dhaumya as Chief Financial Officer and Secretary. Mr. Dhaumya will serve as the Company’s principal financial and accounting officer. Previously, Barry Quiroz had been serving as the principal financial and accounting officer. We entered into an employment agreement with Mr. Dhaumya pursuant to which Mr. Dhaumya will receive a monthly salary of $7,000.

Mr. Dhaumya, age 43, has currently served as the corporate controller for IBC Advanced Alloys Corp., a Canadian reporting issuer listed on the TSX Venture Exchange, since August 2008. Prior to that time, he served as corporate controller for New Legend Group Ltd., a TSX Venture Exchange-listed capital pool company, from June 2007 to February 2009. Mr. Dhaumya served as our Chief Financial Officer from October 2007 to November 2007. From August 2005 to May 2006, Mr. Dhaumya also worked as a business analyst with Heli-One, a division of CHC Helicopters, (a reporting issuer trading on the New York Stock Exchange) a company providing helicopter support to the CHC Global Operations and third parties. He has also served as controller of Aquilini Group (also known as Golden Eagle Group), a business conglomerate from March 2002 to July 2005. Mr. Dhaumya graduated with honors in cost accounting at Punjab University in Chandigarh, India in 2004 and is a certified management accountant, a designation obtained in British Columbia, Canada in 2004. It is expected Mr. Dhaumya will spend approximately 70% of his time working for our Company as Chief Financial Officer.

The foregoing descriptions of the employment agreements, consulting agreements and warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements, consulting agreements and forms of warrants attached hereto as Exhibit 10.9, 10.10, Exhibit 10.11, Exhibit 10.12, Exhibit 10.13, Exhibit 10.14 and Exhibit 10.15, which are incorporated herein by reference.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the offer or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
10.3	Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between the Company and the U.S. investors named therein

10.4	Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between the Company and the Canadian and Non-U.S. investors named therein

10.5	Form of Warrant, by and between the Company and the U.S. subscribers

10.6	Form of Warrant, by and between the Company and the Canadian and Non-U.S. subscribers

10.7	Form of Director and Officer Indemnification Agreement

10.8	Form of Nonqualified Stock Option Agreement

10.9	Form of Warrant, by and between the Company and Decerto Group

10.10	Form of Warrant, by and between the Company and MRT Investments Ltd.

10.11	Employment Agreement, dated September 21, 2009, by and between the Company and Manuel Flores

10.12	Employment Agreement, dated September 21, 2009, by and between the Company and George Young

10.13	Consulting Agreement, dated September 21, 2009, by and between the Company and Decerto Group

10.14	Consulting Agreement, dated September 21, 2009, by and between the Company and MRT Investments Ltd.

10.15	Employment Agreement, dated September 21, 2009, by and between the Company and Salil Dhaumya

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXORO MINERALS LTD.

Date: September 25, 2009	By: /s/ Barry Quiroz
Barry Quiroz
President

EXHIBIT INDEX

Exhibit	Description
10.3	Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between the Company and the U.S. investors named therein

10.4	Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between the Company and the Canadian and Non-U.S. investors named therein

10.5	Form of Warrant, by and between the Company and the U.S. subscribers

10.6	Form of Warrant, by and between the Company and the Canadian and Non-U.S. subscribers

10.7	Form of Director and Officer Indemnification Agreement

10.8	Form of Nonqualified Stock Option Agreement

10.9	Form of Warrant, by and between the Company and Decerto Group

10.10	Form of Warrant, by and between the Company and MRT Investments Ltd.

10.11	Employment Agreement, dated September 21, 2009, by and between the Company and Manuel Flores

10.12	Employment Agreement, dated September 21, 2009, by and between the Company and George Young

10.13	Consulting Agreement, dated September 21, 2009, by and between the Company and Decerto Group

10.14	Consulting Agreement, dated September 21, 2009, by and between the Company and MRT Investments Ltd.

10.15	Employment Agreement, dated September 21, 2009, by and between the Company and Salil Dhaumya